Exhibit 10.67

Addendum to Non-qualified Stock Option Agreement Dated February 27, 2002

Pursuant to Section 13 of the agreement between UAL Corporation (the "Company") and Peter D. McDonald (the "Employee) dated February 27, 2002 regarding the grant of a non-qualified stock option under the 2000 Incentive Stock Plan of UAL Corporation (the "Agreement"), effective as of the date of grant, the number of shares granted under the Agreement is reduced from Eighty-Two Thousand Six Hundred Fifty (82,650) shares to zero (0) shares.

UAL CORPORATION

By /s/ Glenn F. Tilton
Chairman, President and
Chief Executive Officer

ACCEPTED:

/s/ Peter D. McDonald
Peter D. McDonald